EXHIBIT 10.21

                                   Private Client Group

                                   Merrill Lynch Business
                                   Financial Services Inc.
                                   33 West Monroe Street 22nd Floor
                                   Chicago, Illinois 60603
                                   312/845-1020
                                   FAX 312/201-0210

                                   October 8, 1997

MERRILL LYNCH

Pacific Mountain Computer Products, Inc.
21250 Califa Street, Building 102
Woodland Hills, CA 91367

Re: WCMA Term-Out

Dear Mr. Vargas:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and Pacific Mountain Computer Products, Inc. ("Customer") with respect to: (i) that certain WCMA NOTE, LOAN AND SECURITY AGREEMENT NO. 839-07G75 between MLBFS and Customer (including any previous amendments and extensions thereof, and (ii) all other agreements between MLBFS and Customer or any party who has guaranteed or provided collateral for Customer's obligations to MLBFS ("Guarantor") in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

The WCMA Line of Credit has expired and will not be renewed. Subject to the terms hereof, the parties have agreed that the balance outstanding under the WCMA Line of Credit may be paid in accordance with the terms of a certain Collateral Installment Note executed by Customer concurrently herewith (the "New Note").

Accordingly, the Loan Documents are hereby amended effective as of the "Effective Date" as follows:

1. Customer acknowledges and agrees that it has no further right to, and will not, directly or indirectly borrow funds under the Loan Documents, by check, wire transfer, Visa charge, FTS, or otherwise, and that the WCMA Line of Credit has been in all respects terminated.

2. The WCMA Note included in the Loan Documents is hereby superseded and replaced as of the Effective Date by the New Note; it being understood that as of the Effective Date all indebtedness of Customer under the WCMA Note included in the Loan Documents shall be deemed evidenced by and owing under the New Note.

3. As used in the Loan Documents, the term "Obligations" shall include, without limitation, the obligations of Customer under the New Note. Customer hereby agrees to pay the New Note in accordance with its terms.

4. Any failure of Customer to strictly comply with the payment and other requirements of the New Note and this Letter Agreement shall constitute an Event of Default under the Loan Documents.

Pacific Mountain Computer Products, Inc.
October 8, 1997
Page No. 2

5. It is expressly understood and agreed that: (i) the New Note is being accepted by MLBFS as part of a restructure of existing indebtedness, and
(ii) in no event shall the New Note or any such acceptance by MLBFS be construed as a novation or as otherwise creating any new indebtedness.

6. Concurrently with its execution hereof, Customer shall pay to MLBFS a non-refundable documentation fee in an amount equal to $600.00 and a restructure fee in an amount equal to $500.00. No such fee(s) shall be paid by check drawn upon or other charge to Customer's WCMA Account.

7. Customer hereby agrees to and shall continue in its best efforts to obtain outside financing (with "outside financing" defined as financing with a third party other than MLBFS) and will not request an extension or restructure of its New Note at its maturity.

Except as expressly modified hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions. Without limiting the foregoing, except as expressly amended hereby nothing herein shall be deemed to supersede the security agreement included in the Loan Documents.

By its execution of this Letter Agreement, the below-named Guarantor hereby consents to the foregoing modifications to the Loan Documents, and hereby agrees that the "Obligations" under its Unconditional Guaranty and/or agreement providing collateral shall extend to and include the Obligations of Customer under the Loan Documents, as amended hereby.

Customer and said Guarantor acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (i) no default or Event of Default has occurred and is continuing under the Loan Documents;
(ii) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (iii) neither Customer nor said Guarantor has any claim against MLBFS orany of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (iv) neither Customer nor said Guarantor has any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

Provided that no further Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which: (i) Customer and the Guarantor shall have executed and returned the duplicate copy of this Letter Agreement and the other documents enclosed herewith, including the original Note, together with Customer's check(s) for $600.00 for the documentation fee and $500.00 for the restructure fee referred to above; (ii) an officer of MLBFS shall have reviewed and approved this Letter Agreement and such other documents as being consistent in all respects with the original internal authorization hereof; and (iii) to the extent applicable, MLBFS shall have entered such amendments and agreements in its computer system (which MLBFS agrees to do promptly after the receipt of such executed duplicate copy and other documents and fee). Notwithstanding the foregoing, if for any reason other than the sole fault of MLBFS the Effective Date shall not occur within 7 days from the date of this Letter

Pacific Mountain Computer Products, Inc.
October 8, 1997
Page No. 3


Agreement, then all of said amendments and agreements herein will, at the sole option of MLBFS, be void.



Very truly yours,

Merrill Lynch Business Financial Services Inc.


By:  /s/ James F. Nielsen
     -----------------------
     James Nielsen
     Special Assets Supervisor


Accepted:

Pacific Mountain Computer Products, Inc.


By:  /s/ Michael F. Daniels
     ---------------------------
Printed Name: Michael F. Daniels
Title:  Chairman of the Board


Approved:

Leasing Edge


By:  /s/ Michael F. Daniels
     ---------------------------
Printed Name: Michael F. Daniels
Title: President & CEO


TJ Computer Services, Inc.

By:  /s/ Michael F. Daniels
     ---------------------------
Printed Name: Michael F. Daniels
Title: President & CEO


TJ Systems Corporation

By:  /s/ Michael F. Daniels
     ---------------------------
Printed Name: Michael F. Daniels
Title President & CEO


MERRILL LYNCH
=================================================================
$443,847.79                                       October 8, 1997

COLLATERAL INSTALLMENT NOTE

FOR VALUE RECEIVED, PACIFIC MOUNTAIN COMPUTER PRODUCTS, INC., a corporation organized and existing under the laws of the State of California ("Customer"), hereby promises to pay to the order of MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. ("MLBFS"), in lawful money of the United States, the principal sum of $443,847.79 or, if more or less, the aggregate amount owed by Customer to MLBFS pursuant to the "Loan Documents" on the "Effective Date", as those terms are defined in the Letter Agreement referred to below (the "Term Loan Amount"); together with interest on the unpaid balance of the Term Loan Amount, from the Effective Date until payment, at the Interest Rate.

(i) Said indebtedness shall be payable in 3 consecutive monthly installments commencing on the first day of the calendar week following the calendar week (with a"calendar week" defined as a Monday through Sunday period) in which the Effective Date shall occur, and continuing on the first day of each calendar month thereafter until this Note shall be paid in full. Installments one through 2 shall be in an amount equal to the sum of (i) accrued interest at the Interest Rate and (ii) $25,000.00, and the final installment shall be in an amount equal to the then balance of the principal of and interest on this Note. As used herein, the term "Interest Rate" shall mean the sum of (i) 1.00% per annum, and (ii) the Prime Rate. "Prime Rate" shall mean, as of the date of any determination, the interest rate then most recently published in the"Money Rates" section of the Wall Street Journal as the Prime Rate (or if more than one rate is published as the Prime Rate, then the highest of such rates). The Interest Rate will change as of the date of publication in the Wall Street Journal of a Prime Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, MLBFS will choose a reasonably comparable index or source to use as the basis for the Interest Rate. Each payment received hereunder shall be applied first to interest at the Interest Rate, with the balance applied on account of the Term Loan Amount. Any part of the principal hereof or interest hereon not paid within 5 days of the overdue amount of (ii) the maximum amount permitted by law. All interest shall be computed on the basis of actual days elapsed over a 360-day year. All sums payable hereunder shall be payable at the office of MLBFS at 33 West Monroe Street, Chicago, Illinois 60603, or at such other place or places as the holder hereof may from time to time appoint in writing.

Customer may prepay this Note at any time in whole or in part without premium or penalty. Any partial prepayment shall be applied to installments of the Term Loan Amount in inverse order of maturity.

This Note is the "New Note" referred to in that certain Letter Agreement between MLBFS and Customer dated as of the date hereof (the "Letter Agreement") and is entitled to all of the benefits of the "Loan Documents", as that term is defined in and amended by the Letter Agreement.
Capitalized terms used herein and not defined herein shall have the meaning set forth in the Letter Agreement or Loan Documents. If Customer shall fail to pay when due any installment or other sum due hereunder, or if any other "Event of Default", as that term is defined in the Loan Documents, shall occur, then at the option of the holder hereof, and in addition to all other rights and remedies available to such holder under the Loan Documents and otherwise, the entire Term Loan Amount at such time remaining unpaid, together with accrued interest thereon may be declared to be and thereby become immediately due and payable.

It is expressly understood, however, that nothing contained in the Letter Agreement, Loan Documents, any other agreement, instrument or document executed by Customer, or otherwise, shall affect or impair the right, which is unconditional and absolute, of the holder hereof to enforce payment of all sums due under this Note at or after maturity, whether by acceleration or otherwise, or shall affect the obligation of Customer, which is also unconditional and absolute, to pay the sums payable under this Note in accordance with its terms.

Customer hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices and formalities in connection with this Note. Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note. Notwithstanding anything herein to the contrary, in no event shall any interest charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that MLBFS has received interest hereunder in excess of the highest rate applicable hereto, MLBFS shall promptly refund such excess interest to Customer without charge or penalty. This Note shall be construed in accordance with the laws of the State of Illinois and may be enforced by the holder hereof in any jurisdiction in which the Loan Documents may be enforced.

IN WITNESS WHEREOF, Customer has caused this Note to be executed pursuant to due authorization as of the day and year first above written.


PACIFIC MOUNTAIN COMPUTER PRODUCTS, INC.



By:  /s/ Michael F. Daniels             /s/ William J. Vargas
     ------------------------------------------------------------
     Signature (1)                      Signature (2)

     Michael F. Daniels                 William J. Vargas
     ------------------------------------------------------------
     Printed Name                       Printed Name


     Chairman of the Board              CFO, Treasurer & Secretary
     -------------------------------------------------------------
     Title                               Title